                         FEDERAL REALTY INVESTMENT TRUST



                            Supplemental Information
                                December 31, 2001


                                TABLE OF CONTENTS

1.   Debt Summary................................................................ E-2

2.   Occupancy
          Percentage Leased...................................................... E-3
          Regional Breakdown..................................................... E-4

3.   Leases Signed Analysis
          Comparable and Non-Comparable.......................................... E-5

4.   Lease Expirations
          Average Rent on Leases Expiring........................................ E-6
          Leases Expiring on Anchor and Small Shops.............................. E-7

5.   Major Tenants by Revenue Contribution....................................... E-8

6.   Development Pipeline........................................................ E-9

7.   2001 Year End Earnings Press Release, February 12, 2002..................... E-10

8.   Glossary of Terms........................................................... E-15



                           1626 East Jefferson Street
                         Rockville, Maryland 20852-4041
                                  301/998-8100

FEDERAL REALTY INVESTMENT TRUST
DEBT ANALYSIS (excluding capital leases and interest rate swaps)
December 31, 2001

--------------------------------------------------------------------------------

                                                                                                                   Balance
                                                                    Maturity                 Rate              (in thousands)
                                                                    --------                 ----              --------------
Mortgages
              Leesburg Plaza                                           10/01/08               6.510%            $    9,900
              Federal Plaza                                            06/01/11               6.750%                36,304
              Tysons Station                                           09/01/11               7.400%                 6,967
              164 E Houston Street                                     10/06/08               7.500%                   304
              Barracks Road                                            11/01/15               7.950%                44,300
              Hauppauge                                                11/01/15               7.950%                16,700
              Lawrence Park                                            11/01/15               7.950%                31,400
              Wildwood                                                 11/01/15               7.950%                27,600
              Wynnewood                                                11/01/15               7.950%                32,000
              Brick Plaza                                              11/01/15               7.415%                33,000
              Friendship Center                                        09/22/03        libor + 1.35%                17,000
              Construction loan on Woodmont East
                  (may be extended to 8/29/04)                         08/29/02        libor + 1.35%                23,164
              Construction loan on Santana Row
                  (may be extended to 4/16/06)                         04/16/04       libor + 2.125%                62,004
              Escondido (Municipal bonds)                              10/01/16             variable (a)             9,400
                                                                                                                ----------
                                                                                                                $  350,043
                                                                                                                ==========
Notes payable
              Revolving credit facilities                              12/19/03         libor + .80%            $   44,000
              Term note with banks                                     12/19/03         libor + .95% (b)           125,000
              Note issued in Connection with
                 renovation of Perring Plaza                           01/31/13               10.00%                 2,389
              Note issued in connection with land purchase             06/30/02        libor + 1.25%                 3,400
              Other                                                     various              various                    54
                                                                                                                ----------
                                                                                                                $  174,843
                                                                                                                ==========

Unsecured Public Debt
              5 1/4% Convertible subordinated debentures               04/30/02               5.250%            $      289
                                                                                                                ==========

              5 1/4% Convertible subordinated debentures               10/28/03               5.250%            $   75,000
                                                                                                                ==========

              8% Notes (fixed)                                         04/21/02               8.000%            $   25,000
              6.625% Notes (fixed)                                     12/01/05               6.625%                40,000
              7.48% Debentures                                         08/15/26               7.480%                50,000
              6.82% Medium Term Notes                                  08/01/27               6.820%                40,000
              6.74% Medium Term Notes      (c)                         03/10/04               6.370%                39,500
              6.99% Medium Term Notes      (c)                         03/10/06               6.894%                40,500
              8.75% Notes                                              12/01/09               8.750%               175,000
                                                                                                                ----------
                                                                                                                $  410,000
                                                                                                                ==========

                                                        Total fixed rate debt                                   $  851,207    84.26%

                                                        Total variable rate debt                                   158,968    15.74%
                                                                                                                ----------   -------

                                                        Total debt                                              $1,010,175   100.00%
                                                                                                                ==========   =======


                                                        Weighted average interest rate:
                                                        -------------------------------
                                                          Fixed rate debt                                             7.27%
                                                          Variable on revolving credit facilities                     4.87% (d)
                                                          Variable on muncipal bonds                                        (a)

(a) The bonds bear interest at a variable rate determined weekly to be the interest rate which would enable the bonds to be remarketed at 100% of their principal amount.
(b) The Trust purchased interest rate swaps or hedges on this note, thereby locking in the LIBOR interest rate at 5.27%.
(c) The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest on these notes.
(d) Weighted average interest rate on revolving credit facilities for year ended December 31, 2001.

DEBT MATURITIES  (excluding capital leases and interest rate swaps)
    (In thousands)

                                                                                                                          Cumulative
                                                                                                          Percent of      Percent of
                                            Scheduled                                                        Debt            Debt
                   Year                   Amortization            Maturities             Total             Expiring        Expiring
        ----------------------------------------------------------------------------------------------------------------------------
                   2002                   $        630            $   28,689       $    29,319                  2.9%           2.9%
                   2003                            846               261,000           261,846                 25.9%          28.8%
                   2004                          2,810                62,664            65,474                  6.5%          35.3%
                   2005                          3,063                40,000            43,063                  4.3%          39.6%
                   2006                          3,412               102,504           105,916                 10.5%          50.1%
                   2007                          3,686                     -             3,686                  0.4%          50.5%
                   2008                          3,918                 9,541            13,459                  1.3%          51.8%
                   2009                          4,095               175,045           179,140                 17.7%          69.5%
                   2010                          4,427                     -             4,427                  0.4%          69.9%
                   2011                          4,287                37,235            41,522                  4.1%          74.0%
                Thereafter                      17,116               245,207           262,323                 26.0%         100.0%
                                          --------------------------------------------------------------------------

                                          $     48,290            $  961,885       $ 1,010,175               100.00%
                                          ==========================================================================

Federal Realty Investment Trust
Percentage Leased Analysis
December 31, 2001
--------------------------------------------------------------------------------

       Overall Operating Occupancy
      (Quarter to Quarter Analysis)                 At December 31, 2001                   At December 31, 2000
                                            -----------------------------------    ------------------------------------

                  Type                         Size       Leased     Occupancy        Size       Leased     Occupancy
------------------------------------------  ----------  ----------  -----------    ----------  ----------  ------------
Retail Properties (leasable square feet)    14,761,301  14,116,003      96%        14,101,425  13,504,384       96%
Rollingwood Apartments (# of units)                282         278      99%               282         282      100%



       Overall Operating Occupancy
           (Rolling 12 Months)                      At December 31, 2001                   At September 30, 2001
                                            -----------------------------------    ------------------------------------

                  Type                         Size       Leased     Occupancy        Size       Leased     Occupancy
------------------------------------------  ----------  ----------  -----------    ----------  ----------  ------------

Retail Properties (leasable square feet)    14,761,301  14,116,003      96%        14,586,960  13,969,698       96%
Rollingwood Apartments (# of units)                282         278      99%               282         282      100%

       Overall Operating Occupancy
           (Rolling 12 Months)                      At June 30, 2001                       At March 31, 2001
                                            -----------------------------------    ------------------------------------

                  Type                        Size        Leased     Occupancy         Size      Leased     Occupancy
------------------------------------------  ----------  ----------  -----------    ----------  ----------  ------------
Retail Properties (leasable square feet)    14,401,918  13,763,220      96%        14,609,901  13,938,466       95%
Rollingwood Apartments (# of units)                282         281      99%               282         281       99%

-----------------------------------------------------------------------------------------------------------------------
         Same Center Occupancy
    (Quarter to Quarter Comparison)                 At December 31, 2001                   At December 31, 2000
                                            -----------------------------------    ------------------------------------

                  Type                         Size       Leased     Occupancy        Size       Leased     Occupancy
------------------------------------------  ----------  ----------  -----------    ----------  ----------  ------------
Retail Properties (leasable square feet)    13,871,494  13,239,805      95%        13,845,319  13,256,781       96%
Rollingwood Apartments (# of units)                282         278      99%               282         282      100%



          Same Center Occupancy
           (Rolling 12 Months)                      At December 31, 2001                   At September 30, 2001
                                            -----------------------------------    ------------------------------------

                  Type                         Size       Leased     Occupancy        Size       Leased     Occupancy
------------------------------------------  ----------  ----------  -----------    ----------  ----------  ------------

Retail Properties (leasable square feet)    13,871,494  13,239,805      95%        13,729,885  13,145,884       96%
Rollingwood Apartments (# of units)                282         278      99%               282         282      100%


-----------------------------------------------------------------------------------------------------------------------
          Same Center Occupancy
           (Rolling 12 Months)                      At June 30, 2001                       At March 31, 2001
                                            ------------------------------------   ------------------------------------

                  Type                          Size      Leased     Occupancy        Size       Leased     Occupancy
------------------------------------------  ----------  ----------  -----------    ----------  ----------  ------------
Retail Properties (leasable square feet)    13,676,328  13,072,483      96%        13,997,565  13,392,116       96%
Rollingwood Apartments (# of units)                282         281      99%               282         281       99%

Federal Realty Investment Trust
Regional Occupancy Analysis
December 31, 2001

--------------------------------------------------------------------------------

                                        Total Square        Occupancy
                Region                     Footage          12/31/01
------------------------------------  ----------------   ---------------

Northeast                                 7,500,621            96%

Mid-Atlantic                              6,139,491            96%

West Coast                                1,121,189            93%




--------------------------------------------------------------------------------


                                        Total Square        Occupancy
         Region                            Footage          12/31/01
------------------------------------  ----------------   ---------------

Northeast
     Anchor                                 4,746,910            98%
     Small Shops                            2,753,711            91%
                                            ---------
                                            7,500,621
Mid-Atlantic
     Anchor                                 2,879,432            99%
     Small Shops                            3,260,059            94%
                                            ---------
                                            6,139,491
West
     Anchor                                   361,313           100%
     Small Shops                              759,876            90%
                                            ---------
                                            1,121,189

Federal Realty Investment Trust
Retail Leasing Activity
December 31, 2001


--------------------------------------------------------------------------------

Comparable                                                                                                               Estimated
                                            Weighted    Average Prior  Average Current                    Percentage      Tenant
                      Number of   Square  Average Lease   Rent Per       Rent Per        Annualized        Increase     Improvement
  Rolling 12 Months Leases Signed  Feet    Term (Years)  Square Foot    Square Foot    Increase in Rent over Prior Rent    Costs
  ----------------- ------------- -------  ------------  -----------    -----------    ---------------- --------------- ----------
  4th Quarter 2001        61      253,166     9.6          $19.73        $  22.40       $    674,705          14%       $2,485,000
  3rd Quarter 2001        77      200,388     6.1          $23.03        $  25.57       $    508,120          11%       $  935,000
  2nd Quarter 2001        65      206,158     7.3          $19.86        $  24.78       $  1,014,598          25%       $1,697,000
  1st Quarter 2001        63      233,106     6.0          $17.27        $  19.64       $    554,492          14%       $  614,000
        Total            266      892,818     7.3          $19.86        $  22.94       $  2,751,915          16%       $5,731,000



Non-Comparable                               Weighted                                   Estimated
                                             Average                    Annualized       Tenant
                      Number of   Square      Lease       Average Rent    Current      Improvement
  Rolling 12 Months Leases Signed  Feet    Term (Years) Per Square Foot    Rent           Costs
  ----------------- ------------- -------  ------------ --------------- -----------    -----------
  4th Quarter 2001        20       67,720      10.9         $47.96      $ 3,247,544    $    56,000
  3rd Quarter 2001        18       82,944      11.4         $31.97      $ 2,651,794    $         0
  2nd Quarter 2001        12      135,596      12.3         $17.22      $ 2,335,496    $   448,000
  1st Quarter 2001        16      299,677      19.5         $14.95      $ 4,479,734    $   735,000
        Total             66      585,937      14.3         $21.70      $12,714,568    $ 1,239,000

Federal Realty Investment Trust
Leases Expiring
December 31, 2001

                        Total               Percent             Average
                     Square Feet            of Total            Rent Per
                     Expiring (1)         Portfolio(2)        Square Foot
                ------------------  -------------------   -------------------
        2002          561,412                 4%                $19.69
        2003          497,824                 3%                $20.03
        2004          592,836                 4%                $20.60
        2005          467,605                 3%                $24.08
        2006          603,389                 4%                $25.71

(1)  Excludes lease expirations with options
(2) Total portfolio square footage at December 31, 2001 is 15,149,698 representing the physical square footage of the properties including redevelopments, which may exceed the rentable square footage used to express occupancy.

Federal Realty Investment Trust
Leases Expiring - Anchors and Small Shops
December 31, 2001


                            Total                Percent
                         Square Feet             of Total
                         Expiring (1)          Portfolio(2)
                         ------------          ------------

2002
     Anchor                 34,670                 *1%
     Small Shop            526,742                  3%

2003
     Anchor                 54,600                 *1%
     Small Shop            443,224                  3%

2004
     Anchor                106,261                 *1%
     Small Shop            486,575                  3%

2005
     Anchor                 18,500                 *1%
     Small Shop            449,105                  3%

2006
     Anchor                 70,177                 *1%
     Small Shop            533,212                  4%

(1) Excludes lease expirations with options
(2) Total portfolio square footage at December 31, 2001 is    15,149,698
    representing the physical square footage of the properties including redevelopments, which may exceed the rentable square footage used to express occupancy.
*   Means less than

Federal Realty Investment Trust
Major Tenants by Revenue Contribution
December 31, 2001

                                               Square            Percent of
                           Tenant              Footage           Revenue (1)
                           ------              -------           -----------
The Gap, Inc.                                  235,982            2.66%
Safeway, Inc.                                  365,170            2.10%
Bed, Bath & Beyond, Inc.                       356,941            1.97%
Ahold USA, Inc.                                409,883            1.91%
CVS Corporation                                164,687            1.66%
The TJX Companies                              362,100            1.43%
Barnes & Noble Superstores, Inc.               148,796            1.37%
Toys R Us, Inc.                                329,604            1.29%
Dollar Tree Stores, Inc.                       190,625            1.08%
Kmart Corporation                              508,580            1.01%

(1) Revenue equals 2001 minimum plus percentage rent

FEDERAL  REALTY INVESTMENT TRUST

Development Pipeline
December 31, 2001

                                                                                          Total      Expected
                                                  Cost   Estimate To Complete             Completed  Stabilized      Principal
       Project            Specifications         To Date 2002            2003 Thereafter    Cost       Return         Tenants
------------------------------------------------------------------------------------------------------------------------------------
                                                         ( $ in  millions )
DEVELOPMENT IN PROGRESS

Pentagon Row             300,000 sf retail    (1) $  77   $ 15                            $ 92 (2)   8.25% - 8.5%     Bed, Bath &
Arlington, Virginia      1,150 apartment units                                                                        Beyond
                                                                                                                      Harris Teeter

Santana Row (Phase I)    538,000 sf retail    (3) $ 229   $225          $  21        -    $475 (4)   6.75% - 7.25%(5) Borders Books
San Jose, California     501 residential units                                                                        Burberry
                         214 hotel rooms                                                                              Century
                                                                                                                      Theaters
                                                                                                                      Crate & Barrel
                                                                                                                      Gucci
                                                                                                                      Maggiano's
                                                                                                                      Tommy Bahama

                                                 -----   ----          -----    -----     -----
                                                 $ 306   $240          $  21        -     $567

LAND FOR DEVELOPMENT

The Shops at Tanasbourne   400,000 sf retail     $  16
Portland, Oregon           12,000 sf office
                                                 -----
Total in Progress and Future Development         $ 322
                                                 =====

(1) Federal Realty master planned this project and is developing the retail component.

(2) Estimated total project cost before any recovery in litigation of damages incurred as a result of defaults under the original construction contract and replacement of the General Contractor.

(3) Phase I includes the "1,500 foot long main street" and nine buildings. Completion of eight buildings with 440,000 square feet of retail space is scheduled for August 2002 with the ninth building to be completed twelve to eighteen months later. At February 12, 2002 leases for over 280,000 square feet of retail space have been executed or are under signed letters of intent. As a result of the retail leasing to date, 80% of the first floor space directly on Santana Row, the development's main street, is leased or under signed letter of intent.

(4) The estimated total cost for Phase I of $475 million includes the land and infrastructure for the later phases as well as Phase I. The infrastructure for the project encompasses the cost of obtaining zoning; off-site improvements such as curbs, curb cuts and an off-ramp for the highway; site work and grading; construction of the streets; common area amenities, parks and landscaping; a central utility plant with the capacity to service all phases of the project; technology initiatives; and the interest carry on these costs.

(5) Assumes all buildings in Phase I are stabilized. Assumes residential rents of $2.25 per foot. Every $.10 cent change in monthly rents will result in a 15 basis point change in the stabilized return.

FOR IMMEDIATE RELEASE
FEBRUARY 12, 2002

Investor Inquiries                               Media Inquiries
------------------                               ---------------
Andrew Blocher                                   Melissa Macchiavelli
Vice President, Investor Relations & Finance     Public Relations Manager
301/998-8166                                     301/998-8168
ablocher@federalrealty.com                       mmacchiavelli@federalrealty.com
--------------------------                       -------------------------------

                   FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
            RECORD FOURTH QUARTER AND YEAR-END 2001 OPERATING RESULTS

ROCKVILLE, MD (February 12, 2002) - Federal Realty Investment Trust (NYSE:FRT) today reported financial and operating results for the quarter and year ended December 31, 2001.

      . Funds from operations (FFO) increased 7% to $2.74 per diluted share . Rental income increased 6% on a same-center basis for the year
      .  Overall occupancy remains strong at 96%

Financial Results
-----------------
Funds from operations for the year ended December 31, 2001 increased 8.1% to $110.4 million from $102.2 million in 2000. On a diluted per share basis, funds from operations increased 7.0% to $2.74 from $2.56 in 2000, beating First Call Consensus Estimates by $.04. Federal Realty reported net operating income, which includes interest income from mortgage notes receivable, of $208.2 million, a 6.0% increase from the $196.4 million reported for 2000.

Funds from operations also improved for the fourth quarter of 2001 increasing 10.9% to $28.5 million from $25.7 million in the fourth quarter of 2000. On a diluted per share basis, funds from operations advanced 7.7% to $.70 per share in the fourth quarter of 2001 compared to $.65 per share in the same period last year.

Portfolio Results
-----------------
Rental income increased 7.4% to $279.9 million in 2001 from $260.7 million in 2000. When adjusted to exclude properties acquired, sold or under development or redevelopment during 2001, rental income



                                     -MORE-

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FOURTH QUARTER AND YEAR-END 2001 OPERATING RESULTS
February 12, 2002
Page 2

increased 6.4% to $270.7 million in 2001 from $254.3 million in 2000. Growth in rental income can largely be attributed to lease rollovers and incremental rent increases and lease from developments and redevelopments.

During 2001, the Trust executed 342 new and renewed leases for a total of 1.6 million square feet of retail, office and residential space. On a comparable space basis, the Trust re-leased 1.0 million square feet, achieving 16% growth in same-store base rents. The weighted average rent on these leases was $23.03 per square foot compared to the previous average rent of $19.78 per square foot. For the third straight year, overall occupancy at year-end remained strong at 96%.

Commenting on the year, Donald C. Wood, president and chief operating officer stated, "Despite the slowing economy, demand for our retail space remains strong as evidenced by rental rate increases and strong occupancy levels. Our ability to generate consistent core portfolio growth over our 40-year history underscores the quality of our properties and the strength of their locations."

Development Activities
----------------------
At Santana Row, San Jose, California, the Trust continues to make progress with construction. Leasing activity continues with 80% of the first floor space facing Santana Row, either executed or under signed letter of intent. The company anticipates Phase I to begin opening in August 2002.

"At year-end, our retail leasing and construction progress allowed us to mitigate development risks," stated Steven J. Guttman, chairman and chief executive officer, "We now have the retail density on the main street necessary to assure a successful opening."

In October, Federal Realty broke ground on the fifth phase of redevelopment at Bethesda Row in Bethesda, Maryland. Plans call for the development of a brand new 62,000 square foot, state-of-the-art Giant Food and Pharmacy on the west side of Arlington Road. The estimated cost to Federal Realty for the

                                     -MORE-

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FOURTH QUARTER AND YEAR-END 2001 OPERATING RESULTS
February 12, 2002
Page 3

redevelopment of this parcel is approximately $5.5 million. Plans for phase six, which include the development of the existing Giant Food parcel are currently being finalized.

Federal Realty also announced that construction of 146-unit apartment community on a 2-acre parcel behind Congressional Plaza in Rockville, Maryland has commenced. Federal Realty's portion of the construction costs are estimated to be approximately $15 million.

At Pentagon Row in Arlington, Virginia, two-thirds of the 300,000 square feet of retail space is currently open and operating. The development is 95% leased with the remaining portions of buildings C and D expected to open in the first and second quarters of 2002.

Guidance and Conference Call Information
----------------------------------------
Federal Realty's management team will present a more in depth discussion of the Trust's operating performance and provide 2002 earnings guidance on its fourth quarter and year-end earnings conference call, which is scheduled for 11:00 A.M ET, Wednesday February 13, 2002. To participate, please call (800) 289-0436 five to ten minutes prior to the start time. Federal Realty will also provide an online Web Simulcast on the company's web site, www.federalrealty.com. For those
                                                ---------------------
interested parties who are unable to participate in the conference call, a re-broadcast will be available online at www.federalrealty.com beginning on
                                         ---------------------
February 13, 2002. A telephone recording of the call can also be heard by dialing (888) 203-1112. The passcode for this replay is 467891.

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development and re-development of retail and mixed-use properties. Federal Realty's portfolio contains shopping centers, street retail and mixed-use properties comprising 15.2 million square feet. The operating portfolio is currently 96% leased to over 2,100 national, regional and local retailers with no single tenant accounting for more than 2.7% of rental revenue. The portfolio is diversified across major metropolitan markets within the United States that are densely populated with high household income levels. The Trust's 58 community and neighborhood shopping centers are predominantly grocery-anchored with

                                     -MORE-

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FOURTH QUARTER AND YEAR-END 2001 OPERATING RESULTS
February 12, 2002
Page 4

average sales per square foot of $305. Federal Realty's street retail and mixed-use portfolio comprises over 2 million square feet with average sales per square foot of $435. Federal Realty has gained national recognition for its main street revitalization program as well as the development of urban-mixed use, pedestrian-friendly communities. In addition, the Trust participates in the results of an additional 30 street retail properties through convertible participating mortgages. Federal Realty has paid quarterly dividends to its shareholders continuously since it's founding in 1962, and has increased its dividend rate for 34 consecutive years. Shares of Federal Realty are traded on the New York Stock Exchange under the symbol FRT. Additional information about Federal Realty can be found on the Internet at www.federalrealty.com.
                                               ---------------------

Safe Harbor Language
--------------------

Certain matters discussed within this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Federal Realty Investment Trust believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Federal's expectations are detailed from time to time in the Company's SEC reports and filings, including its annual report on Form 10-K. Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue becuse of subsequent events.

                                   Financial Highlights
                             (in thousands, except per share data)


                                                                             Three Months Ended           Twelve Months Ended
                                                                                December 31,                  December 31,
OPERATING RESULTS                                                                 2001        2000           2001            2000
-----------------                                                                 ----        ----           ----            ----
     Revenues
        Rental income                                                          $74,798     $68,100       $279,935        $260,684
        Other property income                                                    3,764       2,917         13,977          11,065
        Interest  and other income                                               1,315       1,773          6,590           7,532
                                                                               -------     -------       --------        --------
                                                                                79,877      72,790        300,502         279,281
     Expenses
        Rental                                                                  17,849      15,223         63,481          56,280
        Real estate taxes                                                        7,895       6,900         28,772          26,620
        Interest                                                                16,953      16,897         69,313          66,418
        Administrative                                                           4,310       4,283         14,281          13,318
        Depreciation and amortization                                           15,804      13,826         59,914          53,259
                                                                               -------     -------       --------        --------
                                                                                62,811      57,129        235,761         215,895
                                                                               -------     -------       --------        --------

        Operating income before investors' share of operations                  17,066      15,661         64,741          63,386
        Investor's share of operations                                          (1,179)     (1,772)        (5,170)         (6,544)
                                                                               -------     -------       --------        --------
        Income before gain on sale of real estate                               15,887      13,889         59,571          56,842
        Gain on sale of real estate                                              1,287           -          9,185           3,681
                                                                               -------     -------       --------        --------
        Net Income                                                              17,174      13,889         68,756          60,523
        Dividends on preferred stock                                            (3,071)     (1,987)        (9,034)         (7,950)
                                                                                -----      -------       --------        --------
        Net income available for common shareholders                           $14,103     $11,902       $ 59,722        $ 52,573
                                                                               =======     =======       ========        ========
        Earnings per common share, basic                                       $  0.35     $  0.31       $   1.52        $   1.36
                                                                               =======     =======       ========        ========
        Earnings per common share, diluted                                     $  0.35     $  0.31       $   1.52        $   1.35
                                                                               =======     =======       ========        ========
        Weighted average shares outstanding, basic                              39,473      38,750         39,164          38,796
        Weighted average shares outstanding, diluted                            40,653      39,794         40,266          39,910

        Funds from Operations
                    Net income available for common shareholders               $14,103     $11,902       $ 59,722        $ 52,573
                    Less:   (gain) on sale of real estate                       (1,287)          -         (9,185)         (3,681)
                    Add :  depreciation and amortization of real estate         14,211      12,604         54,350          48,456
                           assets
                    Add :  amortization of initial direct costs of leases        1,146         917          4,161           3,514
                    Add :  income attributable to operating partnership units      335         289          1,384           1,311
                                                                               -------     -------       --------        --------

        Funds from operations                                                  $28,508     $25,712       $110,432        $102,173
                                                                               =======     =======       ========        ========
        Funds from operations per share, diluted                               $  0.70     $  0.65       $   2.74        $   2.56
                                                                               =======     =======       ========        ========

                                                                                                         December 31,   December 31,
BALANCE SHEET DATA                                                                                              2001            2000
------------------                                                                                              ----            ----
    Assets
       Real estate, at cost
       Operating                                                                                         $  1,782,318   $ 1,679,289
       Development                                                                                            321,986       175,624
                                                                                                              -------       -------
                                                                                                            2,104,304     1,854,913
       Accumulated depreciation and amortization                                                             (395,767)     (351,258)
                                                                                                            ---------     ---------
                                                                                                            1,708,537     1,503,655
       Mortgage notes receivable                                                                               35,607        47,360
       Cash and investments                                                                                    17,563        11,357
       Receivables                                                                                             18,580        13,092
       Other assets                                                                                            57,691        45,615
                                                                                                         ------------   -----------
    Total assets                                                                                         $  1,837,978   $ 1,621,079
                                                                                                         ============   ===========

    Liabilities and Shareholders' Equity
       Obligations under capital leases, mortgages and construction loans                                $    450,336   $   340,152
       Notes payable                                                                                          174,843       209,005
       Senior Notes                                                                                           410,000        410,00
       5 1/4% Convertible subordinated debentures                                                              75,289        75,289
       Other liabilities                                                                                      135,122       118,979

    Shareholders' Equity                                                                                      592,388       467,654
                                                                                                         ------------   -----------
                                                                                                         $  1,837,978   $ 1,621,079
                                                                                                         ============   ===========

                                Glossary of Terms


Average occupancy costs: Includes rent, common area maintenance expense, real estate taxes, merchant association dues and other charges

Economic occupancy: The square footage generating rental income expressed as a percentage of its total rentable square feet.

Leases signed - comparable: Represents leases signed on spaces for which there was a former tenant.

Leases signed - noncomparable: Represents leases signed on spaces for which there was no previous tenant, i.e. expansion space or space that was previously non-leasable.

Leases signed - prior rent: Total rent paid by the previous tenant; includes minimum and percentage rent.

Net Operating Income: Gross revenues, including interest income, less rental expenses and real estate taxes.

Occupancy: The currently leased portion of a property expressed as a percentage of its total rentable square feet; includes square feet covered by leases for stores not yet opened.

Overall occupancy: Occupancy for the entire portfolio -- includes all operating properties owned in reporting period.

Same center occupancy: Occupancy for only those properties owned and operating in the periods being compared. Excludes centers purchased or sold as well as properties under redevelopment and development.

Tenant improvement costs: Represents the total dollars committed for the improvement (fit-out) of a space as relates to a specific lease. The amounts shown represent not only the estimated cost to fit-out the tenant space, but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable.